RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             AMERICAN STANDARD INC.



         AMERICAN STANDARD INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is American Standard Inc. The name under which the Corporation was originally incorporated is American Radiator & Standard Sanitary Corporation. The date of filing of the corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware is March 26, 1929.

2. At a meeting duly held on May 4, 1995, the Board of Directors of the corporation adopted a resolution authorizing the amendment and restatement of the corporation's Certificate of Incorporation as set forth herein in accordance with the provisions of Sections 242 and 245 of the General corporation Law of the State of Delaware. In lieu of a meeting and vote of the stockholders of the corporation, the Corporation's sole stockholder, by written consent dated May 4, 1995, approved the amendment and restatement of the Corporation's Certificate of Incorporation and the taking of the actions contemplated thereby, and such consent was filed with the minutes of the proceedings of stockholders of the Corporation. The Restated Certificate of Incorporation so approved was filed with the Secretary of State of the State of Delaware on May 9, 1995.

         3. At a meeting duly held on March 5, 1998, the Board of Directors of the Corporation adopted a resolution authorizing the amendment and restatement of the Corporation's Restated Certificate of Incorporation as set forth herein in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. At the Annual Meeting of Stockholders of the Corporation, held on May 7, 1998, by the vote of more than a majority of the shares of the Corporation's outstanding common stock, the Corporation's stockholders approved the amendment and restatement of the Corporation's Restated Certificate of Incorporation as set forth herein.

         4. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation amends and restates the provisions of the Restated Certificate of Incorporation of the Corporation as heretofore in effect. The amendments have the effect of (i) removing certain obsolete provisions; (ii) making a clarifying change to Article SIXTH conforming to the Corporation's Amended By-laws; and (iii) making such other changes as are proper under the general Corporation Law of the State of Delaware and deemed necessary or appropriate by the Board of Directors.

         5. The text of the Restated Certificate of Incorporation as heretofore amended is hereby amended and restated to read in its entirety as follows:

         FIRST:  The name of the Corporation is AMERICAN STANDARD INC.

         SECOND: The Corporation's registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,501,000 shares, consisting of 1,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 2,500,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock shall be as follows:

         (a) The Preferred Stock may be issued at any time and from time to time in one or more series.

         (i) Series A Preferred Stock. A series of the Preferred Stock shall have the number of shares, designation, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, specified below:

                  (A) Designation. The designation of the aforementioned series of Preferred Stock shall be "Series A Preferred Stock, $.01 par value per share" (the "Series A Preferred Stock"). The maximum number of shares of the Series A Preferred Stock shall be 10,000.

                  (B) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes of common stock, including, without limitation, the Common Stock. All equity securities of the Corporation with respect to which the Series A Preferred Stock ranks prior are collectively referred to in this clause as the "Junior Securities". The Corporation may authorize, create or issue any class or series of stock which ranks prior to, or on a parity with, the Series A Preferred Stock with respect to either dividend rights or rights on liquidation, winding up or dissolution and may increase the authorized number of shares of Series A Preferred Stock.

                  (C) Dividends. (1) The holders of the shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate of $.24 per share for each calendar quarter and no more. Such dividends shall be payable on the last business day of each of March, June, September and December (each of such dates being a "dividend payment date"), commencing with the first such dividend payment date following the issuance of the Series A Preferred Stock, in preference to dividends on the Junior Securities. Such dividend shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective dividend payment date. Dividends payable on shares of the Series A Preferred Stock shall be fully cumulative and shall accrue (whether or not earned or declared) from the date of original issue of such shares.

                  (2) Notwithstanding anything contained herein to the contrary, no dividends shall be declared by the Board of Directors, paid or set apart for payment by the Corporation at such time if the terms and provisions of any debt instruments or agreement of the Corporation, including, but not limited to, any credit agreement or debt indentures outstanding on the date hereof, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder.

                  (3) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities) and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to do so unless prior to or concurrently with such declaration, as the case may be, all accrued and unpaid dividends, if any, on shares of the Series A Preferred Stock not paid on the dates provided for in paragraph (c)(2) hereof shall have been or be paid; provided, however, that without limiting the foregoing, the Corporation shall not effect any such declaration or payment, as the case may be, with respect to the Junior Securities unless on the immediately preceding dividend payment date the Corporation has declared and paid or set aside for payment one full quarterly cash dividend on the Series A Preferred Stock.

                  (4) Subject to the foregoing provisions of this paragraph (c) and to the provisions of paragraph (d) below, the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of the Series A Preferred Stock shall not be entitled to share therein.

                  (D) Liquidation Preference. (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $11.50 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends (whether or not earned or declared) thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. Except as provided in the preceding sentence, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

                  (2) For the purpose of this paragraph (D), neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                  (E) Redemption. (1) To the extent the Corporation shall have funds legally available for such redemption, the Corporation may redeem at its option, at any time and from time to time, the Series A Preferred Stock, in whole or in part, at a redemption price of $11.50 per share, plus an amount in cash equal to all accrued and unpaid dividends (whether or not earned or declared) thereon to the date fixed for redemption, without interest.

                  (2) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

                  (F) Procedure for Redemption. (1) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors, except that in any redemption of fewer than all the outstanding shares of Series A Preferred Stock, the corporation may first redeem all shares held by any holders of a number of shares not to exceed 100 as may be specified by the Corporation.

                  (2) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, and mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series A Preferred Stock to be redeemed; and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
         (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                  (3) Notice having been mailed as aforesaid and provided that on or before the redemption date specified in such notice any and all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds with a trust company (having capital and surplus of not less than $25,000,000) in the Borough of Manhattan, City of New York, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then, from and after the redemption date dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding for any purpose and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest and any required cash payments without interest upon surrender of the certificates therefor) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed, such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof. Any funds deposited and unclaimed at the end of one year from the date fixed for redemption shall be repaid to the Corporation upon its request, after which repayment the holders of shares called for redemption shall look only to the Corporation for payment.

                  (G) Voting Rights. The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as otherwise provided by law.

         (ii) Other Series of Preferred Stock. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series other than the Series A Preferred Stock and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualification, limitations and restrictions thereof.

         The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (A) the designation of the series, which may be by distinguishing number, letter or title;

                  (B) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (C)  whether  dividends,   if  any,  shall  be  cumulative  or
noncumulative and the dividend rate of the series;

                  (D) the dates on which dividends, if any, shall be payable;

                  (E) the redemption rights and price or prices, if any, for shares of the series;

                  (F) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  (G) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (H) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                  (I) restrictions on the issuance of shares of the same series or of any other class or series; and

                  (J) the voting rights, if any, of the holders of shares of the series.

         (b) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote.

         (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

         (d) Except as may be required by law or as provided in the Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

         (e) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

         FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the Amended By-Laws of the Corporation, except to the extent that the Amended By-Laws or this Restated Certificate of Incorporation otherwise provide.

         SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                  (b) Upon the due filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the number of Directors constituting the Board of Directors shall be eleven (11) and thereafter the number of Directors shall be as set forth in or determined pursuant to the Amended By-Laws of the Corporation, but shall not be more than twenty-one (21). The Board of Directors shall be divided into three classes, designated Classes I, II and III, the number of directorships in each of which Classes shall be as nearly equal in number as possible. At the annual meeting of stockholders in 1995, Directors of Class I were elected for a term expiring at the 1996 annual meeting of stockholders, Directors of Class II were elected for a term expiring at the 1997 annual meeting of stockholders and Directors of Class III were elected for a term expiring at the 1998 annual meeting of stockholders. At each succeeding annual meeting of stockholders, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year. Vacancies in the Board of Directors may be filled as provided in the Amended By-Laws. If the number of Director is changed, any increases or decreases shall be apportioned among the Classes so as to attain or maintain in each Class a number of Directors are nearly equal as reasonably possible. The holders of a majority of the shares then entitled to vote at an election of Directors may remove any Director or the entire Board of Directors, for or without cause. Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to Directors elected separately by the holders of one or more series of Preferred Stock other than the Series A Preferred Stock, shall not be governed by this Article SIXTH, but rather shall be as provided for in the Preferred Stock Certificate of Designation applicable to such series and, with respect to the Series A Preferred Stock, shall be as provided for in Article Fourth, clause (a) (i) (G) of this Restated Certificate of Incorporation.

         SEVENTH: (a) A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided that this provision shall not eliminate or limit the liability of a Director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the Director derives an improper personal benefit. If after the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the general Corporation Law of the State of Delaware, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

                  (b) The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom.

         EIGHTH: A Director of the Corporation, in determining what he reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation's stockholders and, in his discretion, may consider any of the following:

                  (a) The interests of the Corporation's employees, suppliers, creditors and customers;

                  (b)      The state of the U.S. and global economy;

                  (c)      Community and societal interests; and

                  (d) The long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

         NINTH: Election of Directors at an annual or special meeting of stockholders need not be by written ballot unless the Amended By-Laws of the Corporation shall so provide.

         TENTH: Cumulative voting for the election of Directors shall not be permitted.

         ELEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH; provided however, that any amendment or repeal of Article SEVENTH of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.


         IN WITNESS WHEREOF, American Standard Inc. has caused this certificate to be signed by Richard A. Kalaher its Vice President, General Counsel and Secretary, and attested by Frederick C. Paine its Assistant Secretary, this 2nd day of September, 1998.

                                                          AMERICAN STANDARD INC.


                                              By: ______________________________
                                                         Vice President, General
                                                           Counsel and Secretary

ATTEST:


By: ________________________________
                  Assistant Secretary


STATE OF NEW JERSEY)
                   )SS:
COUNTY OF MIDDLESEX)

                  On the 2nd day of September, 1998 before me personally came Richard A. Kalaher and Frederick C. Paine to me known, who, being by me duly sworn, did depose and say: That they reside in Mendham, New Jersey and Lebanon, New Jersey, respectively; that they are Vice President, General Counsel and Secretary, and Assistant Secretary, respectively, of American Standard Inc., the corporation described in and which executed the foregoing instrument; and that they are authorized to sign their names thereto.


                                                     -----------------------
                                                     Notary Public